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                                                                   EXHIBIT 10(b)

                        AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (Amendment) is entered into as of June 25, 2001, between JACOBSON STORES INC., a Michigan corporation of Jackson, Michigan (the "Company"), and P. GERALD MILLS, of Chelsea, Michigan ("Mills").

         THE PARTIES HEREBY AGREE that the restated Employment Agreement between them dated as of June 11, 1998, as amended effective April 11, 1999, April 16, 2000 and April 3, 2001 (the "Agreement"), is further amended effective June 25, 2001, as follows:

         1. EMPLOYMENT AND TERM. Paragraph 1 of the Agreement is amended to read as follows:

                  "1. EMPLOYMENT AND TERM. The Company employs Mills as Chairman of the Board, and Mills agrees to serve in that capacity and/or in such other capacity or capacities as the Board of Directors of the Company deems advisable, for a term commencing October 31, 1996 and continuing through April 15, 2002, unless terminated sooner pursuant to the provisions of paragraph 5, for the compensation and on the terms set forth in this Agreement."

         Except as expressly amended hereby, the Agreement shall continue in full force and effect.


IN THE PRESENCE OF:                JACOBSON STORES INC.


/s/ Lynne A. Gatz                  By:      Paul W. Gilbert
-----------------------                     ------------------------------
                                            Paul W. Gilbert
                                            Its:  Vice Chairman of the Board


/s/ Margaret Crandall                       /s/ P. Gerald Mills
-----------------------                     -------------------
                                                P. Gerald Mills